Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of James River Corporation of Virginia on Form S-8 (File No. 33-57153) of our report dated February 14, 1997, on our audits of the financial statements of the James River Corporation of Virginia Canadian Employees Stock Purchase Plan as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 11-K.




                                                        COOPERS & LYBRAND L.L.P.

Richmond, Virginia
March 24, 1997